UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2020

L Brands, Inc.

(Exact Name of Registrant

as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.50 Par Value	LB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 16, 2020, the Company issued a notice of redemption for any and all outstanding of its 6.625% Senior Notes due 2021 (the “2021 Notes”). The redemption date for the 2021 Notes will be October 16, 2020. The redemption price for the 2021 Notes will be calculated in accordance with the indenture governing the 2021 Notes and will be equal to the greater of (a) 100% of the principal amount of the 2021 Notes to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the 2021 Notes to be redeemed discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate, plus 50 basis points, plus accrued interest thereon to the redemption date. The foregoing does not constitute a notice of redemption for the 2021 Notes.

Item 8.01. Other Events.

Cash Tender Offers

On September 16, 2020, L Brands, Inc. (the “Company”) issued a press release announcing its commencement of cash tender offers and related consent solicitations for certain outstanding notes issued by the Company and issued a further press release announcing the upsize of the cash tender offers.

Copies of the press releases announcing (i) the commencement of the cash tender offers and (ii) the upsizing of the cash tender offers are filed herewith as Exhibit 99.1 and Exhibit 99.4, respectively, and incorporated by reference herein.

Senior Notes Offering

On September 16, 2020, the Company announced and priced an upsized private offering of $1 billion aggregate principal amount of its 6.625% senior notes due 2030 (the “Senior Notes Offering”).

Copies of the press releases announcing (i) the commencement of the Senior Notes Offering and (ii) the pricing of the upsized Senior Notes Offering are filed herewith as Exhibit 99.2 and Exhibit 99.3, respectively, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1

Press Release dated September 16, 2020 entitled “L Brands Launches Tender Offers for 5.625% Senior Notes due 2022, 5.625% Senior Notes due 2023, 7.60% Notes due 2037 and 6.95% Exchange Debentures due 2033.”

Exhibit 99.2	Press Release dated September 16, 2020 entitled “L Brands Announces Proposed $750 Million Offering of Senior Notes Due 2030.”

Exhibit 99.3	Press Release dated September 16, 2020 entitled “L Brands Prices Upsized $1 Billion Offering of 6.625% Senior Notes Due 2030.”

Exhibit 99.4

Press Release dated September 16, 2020 entitled “L Brands Announces Upsize of Previously Announced Tender Offers for 5.625% Senior Notes due 2022, 5.625% Senior Notes due 2023, 7.60% Notes due 2037 and 6.95% Exchange Debentures due 2033.”

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date: September 17, 2020	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer